UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  April 6, 2004

ISONICS CORPORATION

(Name of small business issuer as specified in its charter)

California	001-12531	77-0338561
State of Incorporation	Commission File Number	IRS Employer Identification No.

5906 McIntyre Street, Golden, Colorado 80403

Address of principal executive offices

303-279-7900

Telephone number, including
Area code

Not applicable
Former name or former address if changed since last report

Item 5 – Other Events

Item 701 Disclosure – Recent Sales of Unregistered Securities

On April 6, 2004, we committed to issue 32,950 shares of our Series D Convertible Preferred Stock and 600,000 common stock warrants to three accredited investors in exchange for their investment of $3,295,000.  In addition, we paid a due diligence fee of $210,000, reimbursement of $19,550 in expenses and issued 2,400,000 common stock warrants to Mercator Advisory Group, LLC (“MAG”).  The three accredited investors (which are all affiliated with MAG) are the Mercator Momentum Fund, LP, Mercator Momentum Fund III, LP and Monarch Pointe Fund, Ltd.  The following sets forth the information required by Item 701 in connection with that transaction:

(a)                                  The transaction was completed effective April 6, 2004, although we will not be able to issue the Series D Convertible Preferred Stock until the certificate of determination for those shares has been filed with the California Secretary of State (expected to occur no later than April 8, 2004).   We will issue 32,950 shares of our Series D Convertible Preferred Stock and 600,000 common stock warrants to three accredited investors.  We issued 2,400,000 common stock warrants to MAG as a portion of its due diligence fee.

(b)                                 There was no placement agent or underwriter for the transaction.  The three accredited investors are affiliated with MAG.

(c)                                  The total offering price was $3,295,000.  No underwriting discounts or commissions were paid.  We paid a fee of $210,000 to MAG as part of its due diligence fee and paid its legal expenses of $19,550.

(d)                                 We relied on the exemption from registration provided by Sections 4(2) and 4(6) under the Securities Act of 1933 for this transaction and Regulation D.  We did not engage in any public advertising or general solicitation in connection with this transaction that followed an earlier investment by funds related to MAG and was in negotiation for more than several weeks.  We provided the accredited investors with disclosure of all aspects of our business, including providing the accredited investors with our reports filed with the Securities and Exchange Commission, our press releases, access to our auditors, and other financial, business, and corporate information.  Based on our investigation, we believe that the accredited investors obtained all information regarding Isonics they requested, received answers to all questions they posed, and otherwise understood the risks of accepting our securities for investment purposes.

(e)                                  The Series D Convertible Preferred Stock has a liquidation preference of $100 per share, and is convertible into common stock at $1.10 per share (90.91 shares of common stock for each share of Series D Convertible Preferred Stock).  Each common stock warrant is exercisable to purchase one share of common stock through April 5, 2007.  One-third of the common stock warrants held by each entity have an exercise price of $1.10 per share; one-third of the common stock warrants have an exercise price of $1.20 per share; and the remaining one-third of the common stock warrants have an exercise price of $1.30 per share.  (At the time we reached agreement with MAG for the transaction on April 1, 2004, the market price for our stock was $1.08 per share and the ten and twenty day average closing prices of our common stock ending at the close of market on April 5 was also $1.08 per share.)  We have an obligation to register the shares underlying the Series D Convertible Preferred Stock and the common stock warrants, including the obligation to file a registration statement within 30 days of April 5, 2004 (subject to a fifteen day extension).

(f)                                    We will use the proceeds for investment in our semiconductor materials and products business and general corporate purposes.

Item 7 – Financial Statements and Exhibits

(a)                                  Financial Statements of Businesses Acquired.

Not applicable.

(b)                                 Pro forma financial information.

Not applicable.

(c)                                  Exhibits

1                                          Certificate of Determination for Series D Convertible Preferred Stock

2                                          Registration Rights Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 7th day of April 2004.

Isonics Corporation

By:	/s/ James E. Alexander
James E. Alexander
President and Chief Executive Officer